SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549




                                 FORM 8-K



                              CURRENT REPORT
                      Pursuant to Section 13 or 15(d)
                  of THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event report):  October 28, 1996



                                PAGES, INC.
    __________________________________________________________________

                      Commission File Number 0-107475

     Incorporated - Delaware      IRS Identification Number 34-1297143




           801 94th Avenue North, St. Petersburg, Florida  37702



     Registrant's telephone number, including area code (813) 578-3300

Item 5.   OTHER EVENTS

     The Company announced on Monday, October 28, 1996, that it has entered into a settlement with the Internal Revenue Service regarding four Notices of Deficiencies received assessing additional taxes for the fiscal years 1988, 1989, 1990 and 1991. The settlement totaling $750,000, plus interest, covers all assessments by the Internal Revenue Service. The settlement amount will be paid immediately and, since it will be charged against the Company's previously established reserve, it will not adversely impact earnings.


      The Company announced on Wednesday, October 30, 1996, that Tamara L. Zeph has resigned as its Treasurer and Chief Financial Officer and as Vice President -- Finance of PAGES Book Fairs, Inc., a wholly owned subsidiary of the Company. Ms. Zeph has accepted a position with another Company.
Randall J. Asmo, Vice President, PAGES, Inc. has been appointed interim Chief Financial Officer, effective immediately. He will temporarily assume Ms. Zeph's responsibilities during the nationwide search for a new Chief Financial Officer and Treasurer. Mr. Asmo has been with the Company since 1990 and has held financial positions with increasing responsibility.






                                SIGNATURES


      Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 31, 1996            PAGES, Inc.
       -----------------           ------------------------
                                   (Registrant)


                                   /s/ S. Robert Davis, Chairman
                                   -----------------------------
                                   S. Robert Davis, Chairman